Exhibit 99.1

NYSE: MGG

Date:	Aug. 3, 2009

Contact:	Paula Farrell
(918) 574-7650
paula.farrell@magellanlp.com

MGG Announces Second-Quarter Earnings

TULSA, Okla. – Magellan Midstream Holdings, L.P. (NYSE: MGG) today reported second-quarter 2009 operating profit of $63.9 million compared to $102.1 million for second quarter 2008. The 2008 period benefited from unusually high product margins (defined as product sales revenues less product purchases) and a $12.1 million one-time expense reduction related to a June 2008 favorable settlement for a historical environmental matter. Excluding these two items, operating profit from core fee-based transportation and terminals activities increased in the 2009 period.

Net income was $49.1 million during second quarter 2009 versus $90.3 million in second quarter 2008.

MGG owns the general partner interest and incentive distribution rights of Magellan Midstream Partners, L.P. (NYSE: MMP) and reports its financial results on a consolidated basis with the financial results of MMP. The partnership currently has no separate operating activities apart from those conducted by MMP, and its distributable cash flow is derived from cash distributions received from MMP.

Related to second quarter 2009, MGG will receive distributions of $23.5 million from its ownership interest in MMP, almost all of which is available for distribution to MGG unitholders.

Operating profit decreased between quarters primarily due to a one-time favorable environmental settlement, which significantly reduced second-quarter 2008 expenses, and lower commodity margin. The reduced commodity margin resulted from timing of mark-to-market adjustments for New York Mercantile Exchange positions, which MMP began utilizing in late 2008 to hedge its commodity-related activity, and lower fractionation margins due to the sale of unprocessed transmix in the 2008 period and lower commodity prices in 2009.

Increased financial contributions from MMP’s core fee-based transportation and terminals activities due to higher rates and recent expansion projects partially offset the variances from the one-time benefit and commodities.

An analyst call with management regarding second-quarter 2009 financial results for the partnership and MMP is scheduled today at 1:30 p.m. Eastern. To participate, dial (800) 289-0726 and provide code 4352508. Investors also may listen to the call via the partnership’s web site at http://www.mgglp.com/webcasts.asp.

Audio replays of the conference call will be available from 4:30 p.m. Eastern today through midnight on Aug. 9. To access the replay, dial (888) 203-1112 and provide code 4352508. The replay also will be available at http://www.mgglp.com.

About Magellan Midstream Holdings, L.P.

Magellan Midstream Holdings, L.P. (NYSE: MGG) is a publicly traded partnership formed to own the general partner interest and 100% of the incentive distribution rights in Magellan Midstream Partners, L.P. (NYSE: MMP), which primarily transports, stores and distributes refined petroleum products. More information is available at http://www.mgglp.com.

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Portions of this document may constitute forward-looking statements as defined by federal law. Although management believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in performance is contained in the partnership’s filings with the Securities and Exchange Commission.

MMP and MGG have filed a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (SEC) in relation to the proposed simplification of their capital structure. Investors and security holders are urged to read these documents carefully because they contain important information regarding MMP, MGG and the simplification. A definitive joint proxy statement/prospectus has been sent to unitholders of MMP and MGG seeking their approvals as contemplated by the simplification agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about MMP and MGG at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by contacting Investor Relations at (877) 934-6571 or by accessing www.magellanlp.com or www.mgglp.com.

MMP, MGG and the officers and directors of the general partner of each partnership may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the annual report and proxy statement for each partnership as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Transportation and terminals revenues	$162,580	$166,703	$307,385	$321,723
Product sales revenues	110,364	41,327	312,082	99,043
Affiliate management fee revenue	183	190	366	380

Total revenues	273,127	208,220	619,833	421,146
Costs and expenses:
Operating	56,794	60,848	112,219	121,315
Product purchases	75,292	40,990	252,860	93,620
Depreciation and amortization	21,271	23,163	42,284	46,315
Affiliate general and administrative	19,060	20,248	37,350	41,384

Total costs and expenses	172,417	145,249	444,713	302,634
Gain on assignment of supply agreement	—	—	26,492	—
Equity earnings	1,377	939	1,782	1,458

Operating profit	102,087	63,910	203,394	119,970
Interest expense	12,754	15,809	25,693	31,361
Interest income	(303)	(206)	(599)	(427)
Interest capitalized	(1,110)	(942)	(2,412)	(1,878)
Debt placement fee amortization expense	169	224	337	444
Other income	(254)	(565)	(254)	(647)

Income before provision for income taxes	90,831	49,590	180,629	91,117
Provision for income taxes	502	452	945	809

Net income	$90,329	$49,138	$179,684	$90,308

Allocation of net income (1):
Non-controlling owners’ interest	$59,425	$34,527	$131,161	$63,675
Limited partners’ interest	31,308	14,611	49,332	26,633
General partner’s interest	(404)	—	(809)	—

Net income	$90,329	$49,138	$179,684	$90,308

Basic and diluted net income per limited partner unit	$0.50	$0.23	$0.79	$0.42

Weighted average number of limited partner units outstanding used for basic and diluted net income per unit calculation	62,654	62,670	62,654	62,669

(1)	The partnership adopted Statement of Financial Accounting Standard (“SFAS”) No. 160, Non-Controlling Interests in Consolidated Financial Statements on January 1, 2009. As prescribed by SFAS No. 160, the non-controlling owners’ interest is treated as a component of equity and is no longer included in expense; therefore, in the statements above, the partnership has allocated net income between the non-controlling owners’ interest, the limited partners’ interest and the general partner’s interest. For presentation and disclosure purposes, the partnership has retrospectively applied SFAS No. 160 for all periods presented.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

ALLOCATION OF NET INCOME

(In thousands, unless otherwise noted)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Net income	$90,329	$49,138	$179,684	$90,308
Net income applicable to non-controlling owners’ interest	59,425	34,527	131,161	63,675

Net income applicable to limited partners and general partner	30,904	14,611	48,523	26,633
Direct charges to the general partner:
Reimbursable general and administrative costs	408	—	816	—

Income applicable to limited partners and general partner before direct charges to general partner	31,312	14,611	49,339	26,633
General partner’s share of income (1)	0.0141%	0%	0.0141%	0%

General partner’s allocated share of net income before direct charges	4	—	7	—
Direct charges to general partner	408	—	816	—

Net loss allocated to general partner	$(404)	$—	$(809)	$—

Net income applicable to limited partners and general partner	$30,904	$14,611	$48,523	$26,633
Less: net loss allocated to general partner	(404)	—	(809)	—

Net income allocated to limited partners	$31,308	$14,611	$49,332	$26,633

(1)	In December 2008, the partnership acquired its general partner from MGG Midstream Holdings, L.P. and since that date its general partner has owned a non-economic interest in the partnership. Subsequent to that transaction, the general partner has not been allocated a portion of the partnership’s net income.